UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 1, 2006

JWH Global Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22887	36-4113382
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

c/o RJO Fund Management Inc.
222 S. Riverside Plaza, Suite 900
Chicago, IL 60606

 (Address of Principal Executive Offices)

(312) 373-5000

(Registrant’s telephone number, including area code)

c/o Refco Commodity Management, Inc.

30 South Wacker Drive

Suite 1603

Chicago, IL 60606

(Former Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.01.  Changes in Control of Registrant.

On December 1, 2006, R.J. O’Brien and Associates, Inc. (“RJO”) acquired from Refco, Inc., substantially all of the assets of Refco Commodity Management, Inc. (“RCMI”), including the managing owner interest in the JWH Global Trust (the “Fund).  RJO acquired substantially all of the assets of RCMI pursuant to an asset purchase agreement among R.J. O’Brien Fund Management Inc. (“RJO Management”), a wholly-owned subsidiary of RJO, RJO, and Refco, Inc. (the “Agreement”).  The Agreement was entered into in connection with a voluntary petition by RCMI for bankruptcy relief under Chapter 11 of the United States Bankruptcy code.  The bankruptcy court approved the Agreement on November 14, 2006, and the transaction was completed on December 1, 2006.  RJO Management will serve as the managing owner and commodity pool operator of the Fund.  RJO paid for substantially all of the assets of RCMI with working capital.  There are no arrangements or understandings among members of both the former and new managing owner and their affiliates with respect to the election of directors or any other matters.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Effective December 1, 2006, the following individuals will serve as the officers of RJO Management, the managing owner of the Fund:

Gerald Corcoran, Chief Executive Officer – Mr. Corcoran was appointed chief executive officer in June 2000.  He joined the RJO family in 1987 as chief financial officer and most recently served as chief operating officer, a position he was promoted to in 1992. He is also a member of the board of directors of RJO and RJO Management.  Prior to joining RJO, Mr. Corcoran served as controller for the Chicago Sun-Times, the nation’s 7th largest daily newspaper. He is a former member of the Chicago Mercantile Exchange where he served on the Clearing House Committee. Mr. Corcoran also serves on the Board of Governors of the Clearing Corporation. Mr. Corcoran has a Bachelor of Business Administration from Loyola University and is a Certified Public Accountant.

Colleen Mitchell, President – Ms. Mitchell was promoted to president in June 2000. Prior to this position, she served as vice president of RJO. Colleen was responsible for marketing, clearing, and execution services to commodity trading advisors, hedge fund managers, and introducing brokers. Formerly, Ms. Mitchell served as senior vice president for Terra Nova Trading in Chicago, where she organized and managed the NASD broker-dealer and NFA introducing brokerage firm. She has a Bachelor of Arts from Saint Mary’s College in South Bend, Indiana.

Jeffrey R. Miceli – Senior Vice President, Chief Financial Officer — Mr. Miceli serves as Chief Financial Officer. He was formerly responsible for all financial, tax and benefit plan reporting. Prior to RJO, he was a senior manager in the Investment Services practice of KPMG LLP. He is a Certified Public Accountant and graduated from Northern Illinois University with a B. S. in Accounting in 1988. He is a member of the AICPA and the Illinois CPA Society.

Annette A. Cazenave – Senior Vice President -  With RJO’s purchase of RCMI, Ms. Cazenave joined RJO with over twenty-six years of comprehensive experience in alternative asset management (futures, derivatives and hedge funds) marketing and business management.  Ms. Cazenave joined Cargill in March of 2004 and became part of the RCMI team with Refco’s purchase of Cargill Investor Services.  Previously, Ms. Cazenave was VP, Marketing and Product Development, for Horizon Cash Management, LLC (2002-2004).  Prior to this, she was President and Principal of Skylark Partners, Inc., in New York, a financial services consulting firm.  Additionally, Ms. Cazenave held senior level positions with ED&F Man Funds Division (now Man Investments) in New York (1986-1993).  Ms. Cazenave began her career in 1979 as a Sugar trader and holds a B.A. from Drew University and an M.B.A. from Thunderbird, The American Graduate School of International Management.

(d)           The directors of RJO Management are: Mr. Corcoran, Ms. Mitchell, Mr. Miceli and Ms. Cazenave.  The directors became the directors of the managing owner on December 1, 2006.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 12, 2006, RCMI, the former managing owner of the Fund, amended the Declaration and Agreement of Trust (“Declaration of Trust”) of the Fund in order to permit the assignment of the managing interest by RCMI to RJO.  Additionally, the amendment to the Declaration of Trust provided that all Fund claims against Refco Capital Markets, Ltd. and other affiliates of Refco, Inc. and an additional amount of cash would be transferred into a special circumstance limited liability company.

Item 9.01.  Financial Statements and Exhibits.

(d)            The following exhibit is filed herewith:

Exhibit
Number	Description

3.1	First Amendment to the Sixth Amended and Restated Declaration and Agreement of Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JWH GLOBAL TRUST
(Registrant)

Date: December 7, 2006

By: R. J. O’Brien Fund Management Inc.

/s/ Annette A. Cazenave
Annette A. Cazenave
Senior Vice President

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	First Amendment to the Sixth Amended and Restated Declaration and Agreement of Trust